Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Jason Fredette, Director, Investor Relations
(617) 219-1410
www.govreit.com

Government Properties Income Trust Increases Investment
in Select Income REIT

Newton, MA (March 2, 2015):  Government Properties Income Trust (NYSE: GOV) today announced that it has entered an agreement to purchase 3,418,421 common shares of Select Income REIT (NYSE: SIR) from a fund affiliated with Lakewood Capital Management, LP (“Lakewood”).  The purchase price is approximately $95.2 million, or $27.85 per share.  As a result of this purchase, GOV’s ownership of SIR will increase from approximately 24.3% to approximately 28.2% of the total common shares of SIR.

Both GOV and SIR are managed by Reit Management & Research LLC (“RMR”), and the principals of RMR have also entered agreements to purchase 195,212 common shares of SIR from Lakewood as well as approximately 4,860 common shares of SIR from William H. Lenehan, who Lakewood had proposed as a nominee for SIR’s Board of Trustees.  The purchase price for the shares to be acquired by RMR’s principals is $27.85 per share.

GOV made the following statement regarding today’s announcement:

“GOV views this investment as a unique opportunity to purchase a large block of SIR shares at a reasonable premium to the trading price.  GOV believes that its continuing ownership of a significant stake in SIR will provide security and increasing cash flows to support GOV’s dividends.  GOV believes that SIR’s recently completed acquisition of Cole Corporate Income Trust and SIR’s announced intention to increase its distribution rate further justifies this increased commitment to SIR.  Also, GOV believes that this investment and the simultaneous acquisition of additional SIR shares by RMR’s principals may allow SIR to continue with its business plans without the distraction which may have been caused by a potential proxy contest.”

GOV’s purchase of the SIR shares from Lakewood will be funded using cash on hand and drawings under GOV’s unsecured revolving credit facility.  In connection with the transactions described above, Lakewood withdrew its nomination of Mr. Lenehan for election to SIR’s Board of Trustees, and Lakewood and persons affiliated with it, including Mr. Lenehan, entered 50 year agreements not to engage in certain activities affecting SIR, GOV and their affiliates.

Citigroup acted as financial advisor to the Special Committee of GOV’s Board of Trustees composed of Independent Trustees of GOV who are not also trustees of SIR.

Government Properties Income Trust is a real estate investment trust, or REIT, which primarily owns properties leased to the U.S. Government and state governments located throughout the United States.  GOV is headquartered in Newton, MA.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER GOV USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, GOV IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON GOV’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  GOV’S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THIS PRESS RELEASE DESCRIBES TRANSACTIONS BY WHICH GOV AND THE PRINCIPALS OF RMR WILL ACQUIRE ADDITIONAL SIR COMMON SHARES FROM LAKEWOOD AND MR. LENEHAN.  THE CLOSING OF THESE TRANSACTIONS ARE SUBJECT TO CERTAIN CLOSING CONDITIONS.

•                  THIS PRESS RELEASE STATES THAT GOV BELIEVES THAT ITS CONTINUING OWNERSHIP OF A SIGNIFICANT STAKE IN SIR WILL PROVIDE SECURITY AND INCREASING CASH FLOWS TO SUPPORT GOV’S DIVIDEND.  THE IMPLICATIONS OF THIS STATEMENT MAY BE THAT SIR’S DISTRIBUTION RATE WILL INCREASE AND THAT GOV’S DIVIDENDS MAY REMAIN UNCHANGED OR INCREASE.  IN FACT, THE SIR BOARD OF TRUSTEES DETERMINES SIR’S DISTRIBUTION RATE AND DECLARES DISTRIBUTIONS IN ITS DISCRETION AND THE GOV BOARD OF TRUSTEES DETERMINES GOV’S DISTRIBUTION RATE AND DECLARES DISTRIBUTIONS IN ITS DISCRETION.  THE CASH FLOWS WHICH GOV RECEIVES FROM SIR ARE A MINORITY OF GOV’S TOTAL CASH FLOWS.  A LARGE MAJORITY OF GOV’S CASH FLOWS ARE FROM RENTS RECEIVED FROM GOVERNMENT TENANTS.  CURRENT GOVERNMENT LEASING POLICIES AND FISCAL CONSTRAINTS ARE MAKING IT HARDER TO RETAIN GOVERNMENT TENANTS.  ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT EITHER SIR’S DISTRIBUTION RATE OR GOV’S DISTRIBUTION RATE WILL INCREASE.  IN FACT, GOV’S DIVIDEND MAY NOT BE MAINTAINED AND IT MAY DECLINE IN THE FUTURE.

THE INFORMATION CONTAINED IN GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN GOV’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE GOV’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN ITS FORWARD LOOKING STATEMENTS.  GOV’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON GOV’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, GOV DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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